Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163646 on Form S-8 of our reports dated April 19, 2010, relating to the consolidated financial statements of Ulticom, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April 19, 2010